UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)

                                December 14, 2006


                              QUALSTAR CORPORATION
             (Exact name of registrant as specified in its charter)


           California               000-30083                    95-3927330
(State or other jurisdiction       (Commission                 (IRS Employer
      of incorporation)            File Number)              Identification No.)



     3990-B Heritage Oak Court, Simi Valley, CA                     93063
      (Address of principal executive offices)                   (Zip Code)

       Registrant's telephone number, including area code: (805) 583-7744

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02     Departure of Directors or Certain Officers; Election of Directors;
              Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     Andrew A. Farina, age 60, commenced employment with Qualstar on November 27, 2006 and was appointed Vice President and Chief Financial Officer of the company by our Board of Directors on December 14, 2006, effective immediately.

     Prior to joining Qualstar, Mr. Farina served from September 1996 to December 2005 as Chief Financial Officer of 99 Cents Only Stores, a New York Stock Exchange listed retailer of grocery products and general merchandise. From March 1993 to September 1996, Mr. Farina was Vice President Finance of Crown/BBK, Inc., a retail food brokerage and distribution firm. From June 1991 to March 1993, Mr. Farina served as Vice President Finance of Benchmark Holdings, Inc., a manufacturer and distributor of disposable plastic products for the institutional food industry. From September 1976 to February 1991, Mr. Farina held positions as division controller and eventually president of Sirena, Inc., a manufacturer and distributor of apparel. Mr. Farina holds an M.B.A. from California State Polytechnic University, a B.S. in Accounting from University of Nevada Las Vegas, and is a Certified Public Accountant in the state of California.

     Mr. Farina's employment at Qualstar is at-will. His initial salary is at the rate of $165,000 per year. He will also be entitled to receive a cash bonus if Qualstar achieves stated levels of consolidated revenue and pre-tax profits for the fiscal year ending June 30, 2007, excluding the effects of acquisitions, if any, made during the fiscal year. The Board of Directors reserves the right to modify this bonus plan from time to time, if appropriate, in the event of extraordinary circumstances.

     Mr. Farina's potential cash bonus will be as follows: (1) from 0% of base salary if consolidated revenue is less than $22 million for the fiscal year ending June 30, 2007, to a maximum of 20% of base salary if consolidated revenue is more than $38 million for the fiscal year ending June 30, 2007; plus (2) an additional bonus ranging from 0% of base salary if the company is not profitable for the fiscal year ending June 30, 2007, to a maximum of 20% of base salary if consolidated pre-tax profits are more than 19% of consolidated revenue for the fiscal year ending June 30, 2007. His bonus, if any, will be paid during the first fiscal quarter following completion of the fiscal year ending June 30, 2007, based on the actual revenue and pre-tax profit levels achieved for the fiscal year and provided that the he is still employed by the company as of the date of payment.

Item 7.01.    Regulation FD Disclosure.

     On December 14, 2006, Qualstar issued a press release announcing that Mr. Andrew A. Farina had been appointed as Vice President and Chief Financial Officer of the company. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8 K.

     In accordance with General Instruction B.2 of Form 8-K, the information in
Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.


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

Item 9.01.    Financial Statements and Exhibits.

(d)     Exhibits.

 Exhibit Number                      Description

     99.1               Press release dated December 14, 2006.







                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    QUALSTAR CORPORATION



December 14, 2006                   By:    /s/ William J. Gervais
                                           -------------------------------------
                                           William J. Gervais
                                           Chief Executive Officer and President




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